QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.6

Consent of Independent Accountants

We consent to the use of our report dated March 7, 2008, with respect to the balance sheet of Pasco Cogen, Ltd. as of December 31, 2007, and the related statements of operations and partners' capital and cash flows for the year then ended, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

September 15, 2010
Tampa, Florida
Certified Public Accountants

QuickLinks

  Exhibit 23.6